Exhibit 10.2


                             UNIONBANCAL CORPORATION
                           PERFORMANCE SHARE AGREEMENT

This  Agreement  is made as of January  1, 2005,  (the  "Award  Date"),  between
UNIONBANCAL   CORPORATION  (the  "Company"  or  "UNBC")  and  <<Agreement_Name>>
("Participant").

                                   WITNESSETH:

WHEREAS, the Company has adopted the 1997 UnionBanCal Corporation Performance Share Plan, as amended and restated effective January 1, 2004, (the "Plan") authorizing the grant of Target Awards of Performance Shares to eligible individuals in connection with the performance of services for the Company and its Subsidiaries (as defined in the Plan). The Plan, including the definition of terms, is incorporated in this Agreement by reference and made a part of it. In the event of any conflict among the provisions of the Plan document and this Agreement, the Plan document shall prevail; and

WHEREAS, the Company regards Participant as a valuable contributor to the Company, and has determined that it would be to the advantage and interest of the Company and its shareholders to grant to Participant the Target Award of Performance Shares provided for in this Agreement, subject to performance against certain criteria, as an inducement to remain in the service of the company and as an incentive for increased efforts during such service;

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants herein contained, the parties to this Agreement hereby agree as follows:

1. TARGET AWARD. The Company hereby grants to Participant <<LTIncentive>> Performance Shares for the Performance Cycle extending from JANUARY 1, 2005 THROUGH DECEMBER 31, 2007. Performance Shares are no actual shares of Company stock and, therefore, do not convey any shareholder rights.

2. EARNED AWARD. The number of Performance Shares actually earned will be based on the Company's percentile ranking relative to the Peer Banks for RETURN ON EQUITY, subject to any adjustments that may be made under the provisions of this Agreement or of Section 8 of the Plan, for the years 2005, 2006, and 2007, according to the following table:

           UNBC %ile Ranking                    Multiple of Target
             VS. PEER BANKS                         AWARD EARNED    a
          ---------------------                 ------------------
              => 75th %ile                              2X           [UP TO
                 50th %ile                              1X            +/- 20%
                 25th %ile                            .25X         DISCRETIONARY
               < 25th %ile                              0X           ADJUSTMENT]

     For UNBC percentile ranking between the 75th and 25th percentiles, other than at the 50th percentile, the Committee may interpolate between levels in order to determine the appropriate multiple of the Target Award.

3. VALUE AND PAYMENT OF EARNED AWARDS. The value payable to Participant for an Earned Award shall equal the Earned Award multiplied by the Average Price of Company common stock (i.e., average month-end closing price, as published in the west coast edition of the Wall Street Journal, for the six months immediately preceding the end of the Performance Cycle). Payment shall be made in cash within 120 days following the end of the Performance Cycle or deposited to the Participant's account if deferred in accordance with the provisions of the company's deferred compensation plan. The Company shall, to the extent required by law, have the right to deduct from payments the amount of any federal, state or local taxes required by law to be withheld.

4. DESIGNATION OF BENEFICIARIES. On a form provided to the Company, Participant may designate a beneficiary or beneficiaries to receive, in the event of Participant's death, all or part of any amounts to be distributed to Participant under the Plan.

5. EMPLOYEE RIGHTS. Participant may not assign or transfer his or her rights under the Plan except as expressly provided under the Plan. Participation in the Plan does not create a contract of employment, imply or confer any other employment rights, or confer any ownership, security or other rights to Company assets.

6. TERMINATION OF EMPLOYMENT. Termination prior to the end of the Performance Cycle shall result in forfeiture of all opportunity to receive an Earned Award, except as provided below:

     (a) If Participant's employment is terminated at any time after the first nine months of the Performance Cycle (i) under the provisions of the Company's Separation Pay Plan (pursuant to which Participant has executed a release agreement), or (ii) by reason of retirement (defined below) or death, or if Participant becomes entitled to long-term disability benefits under the Union Bank of California Long Term Disability Plan after the first nine months of the Performance Cycle, Participant (or Participant's beneficiary or estate in the event of death) will be eligible to receive an Earned Award equal to the sum of (1) the number of Performance Shares (as a multiple of the Target Award) earned for the years in the Performance Cycle that were completed prior to the termination of employment or disability, plus
          (2) 100% of the Target Award for each of the years in the Performance Cycle that were not completed prior to the termination of employment or disability. For purposes of this Agreement, "retirement" means termination of employment with the Company and its Subsidiaries after attaining age sixty (60) with ten (10) years of service, or age sixty-two (62) with five (5) years of service, with the Company or any of its Subsidiaries.

     (b) The value payable for an Earned Award under Section 6(a) shall be calculated under Section 3 based upon the Average Price of Company common stock for the six months immediately preceding the employment termination date. Payment shall be made under Section 3, in cash or credited to the Participant's deferred compensation account, if applicable, within 120 days following the employment termination date.

     (c) If Participant is on a leave of absence from the Company or a Subsidiary because of disability, or for the purpose of serving the government of the country in which the principal place of employment of Participant is located, either in a military or civilian capacity, or for such other purpose or reason as the Committee may approve, Participant shall not be deemed during the period of such absence, by virtue of such absence alone, to have terminated employment with the Company or a Subsidiary except as the Committee may otherwise expressly provide.


7. MANDATORY ARBITRATION. Any dispute arising out of or relating to this Agreement, including its meaning or interpretation, shall be resolved solely by arbitration before an arbitrator selected in accordance with the rules of the American Arbitration Association. The location for the arbitration shall be in San Francisco, Los Angeles or San Diego as selected by the Company in good faith. Judgment on the award rendered may be entered in any court having jurisdiction. The party the arbitrator determines is the prevailing party shall be entitled to have the other party pay the expenses of the prevailing party, and in this regard the arbitrator shall have the power to award recovery to such prevailing party of all costs and fees (including attorney fees and a reasonable allocation for the costs of the Company's in-house counsel), administrative fees, arbitrator's fees and court costs, all as determined by the arbitrator. Absent such award of the arbitrator, each party shall pay an equal share of the arbitrator's fees. All statutes of limitation which would otherwise be applicable shall apply to any arbitration proceeding under this paragraph. The provisions of this paragraph are intended by the Participant and the Company to be exclusive for all purposes and applicable to any and all disputes arising out of or relating to this Agreement. The arbitrator who hears and decides any dispute shall have jurisdiction and authority only to award compensatory damages to make whole a person or entity sustaining foreseeable economic damages, and, shall not have jurisdiction and authority to make any other award of any type, including without limitation, punitive damages, unforeseeable economic damages, damages for pain, suffering or emotional distress, or any other kind or form of damages. The remedy, if any, awarded by the arbitrator shall be the sole and exclusive remedy for any dispute which is subject to arbitration under this paragraph.

8. CALIFORNIA LAW. The Plan and this Agreement shall be construed and enforced according to the laws of the State of California to the extent not preempted by the federal laws of the United States of America.

IN WITNESS WHEREOF, the parties hereto have duly executed this Performance Share Agreement as of the date first above written. The Participant also hereby acknowledges receipt of a copy of the 1997 UnionBanCal Corporation Performance Share Plan, as amended and restated effective January 1, 2004.

UnionBanCal Corporation


By
                 Paul Fearer, Executive Vice President



                                 -----------------------------------------------
                                 Participant Signature


                                 <<AGREEMENT_NAME>>                   <<EMPNO>>
                                 -----------------------------------------------
                                 Participant Printed Name             Employee #


                                 -----------------------------------------------
                                 Social Security Number


                                 -----------------------------------------------
                                 Street Address


                                 -----------------------------------------------
                                 City                      State        Zip Code